Exhibit 99.1

Electronic Voting Instructions

Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 1:00 a.m., EDT, on [●].

Vote by Internet • Go to www.investorvote.com/SBCP • Or scan the QR code with your smartphone • Follow the steps outlined on the secure website

Vote by telephone • Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone • Follow the instructions provided by the recorded message

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

	Proposals —	The Board of Directors recommends a vote FOR each of proposals 1 and 2.
A

	For	Against	Abstain	For	Against	Abstain

1. To approve and adopt the Agreement and Plan of Merger dated August 12, 2017 (the “Merger Agreement”), by and between CenterState Bank Corporation (“CenterState’) and Sunshine Bancorp, Inc. (“Sunshine”), pursuant to which Sunshine will merge with and into CenterState.

	☐	☐	☐

2. To approve a proposal to adjourn the Special Meeting, if necessary, to solicit additional proxies in the event there are not sufficient votes present at the Special Meeting to approve the Merger Agreement.

				☐	☐	☐
3. Such other matters as may properly come before the Special Meeting or any adjournment thereof.

B	Non-Voting Items

Change of Address — Please print your new address below.	Comments — Please print your comments below.	Meeting Attendance
		Mark the box to the right if you plan to attend the Special Meeting.	☐

C	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below
I understand that my voting instructions will be kept confidential. I acknowledge receipt of the Notice of Special Meeting of Stockholders and Proxy Statement/Prospectus dated [●] 2017.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /

02OKZB

▼  IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.   ▼

REVOCABLE PROXY — SUNSHINE BANCORP, INC.

SPECIAL MEETING OF STOCKHOLDERS ON [●], 2017

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

The undersigned hereby appoints Falene Ellis, Sandi Whitmill and Jermaine Crosson, each with full powers of substitution, to act as attorneys and proxies for the undersigned to vote all shares of common stock of Sunshine Bancorp, Inc. (the “Company”) that the undersigned is entitled to vote at the Special Meeting of Stockholders (“Special Meeting”) to be held at [●]. Falene Ellis, Sandi Whitmill and Jermaine Crosson are authorized to cast all votes to which the undersigned is entitled on the reverse side.

The Board of Directors recommends a vote “FOR” each of the listed proposals.

THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED FOR EACH OF THE PROPOSALS LISTED ABOVE. IF ANY OTHER BUSINESS IS PRESENTED AT THE SPECIAL MEETING, THIS PROXY WILL BE VOTED AS DIRECTED BY A MAJORITY OF THE BOARD OF DIRECTORS. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE SPECIAL MEETING.

Should the undersigned be present and elect to vote at the Special Meeting or at any adjournment thereof and after notification to the Secretary of the Company at the Special Meeting of the stockholder’s decision to terminate this proxy, then the power of said attorneys and proxies shall be deemed terminated and of no further force and effect. This proxy may also be revoked by sending written notice to the Secretary of the Company at the address set forth on the Notice of Special Meeting of Stockholders, or by the filing of a later proxy prior to a vote being taken on a particular proposal at the Special Meeting.

The undersigned acknowledges receipt from the Company prior to the execution of this proxy of Notice of Special Meeting of Stockholders and a Proxy Statement/Prospectus dated [●], 2017.

PLEASE COMPLETE AND DATE THIS PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED POSTAGE PREPAID ENVELOPE.